Exhibit 99.1
FOR IMMEDIATE RELEASE

Tricida Announces Fourth Quarter and Full-Year 2019 Financial Results
Webcast Today at 4:30 pm Eastern Time
SOUTH SAN FRANCISCO, Calif., February 27, 2020 (Business Wire) — Tricida, Inc. (Nasdaq: TCDA), a pharmaceutical company focused on the development and commercialization of its drug candidate, veverimer (TRC101), a non-absorbed, orally-administered polymer designed to treat metabolic acidosis in patients with chronic kidney disease (CKD), announced today financial results for the fourth quarter and full-year ended December 31, 2019 and provided an update on key initiatives.
2019 Highlights
•The U.S. Food and Drug Administration (FDA) accepted for review, through the Accelerated Approval Program, Tricida’s New Drug Application (NDA) for veverimer and has assigned a Prescription Drug User Fee Act (PDUFA) goal date of August 22, 2020. The FDA has indicated that it is currently planning to hold a Cardiovascular and Renal Drugs Advisory Committee (CRDAC) meeting to discuss the application.
•Tricida announced positive results of the TRCA-301E trial, a placebo-controlled, blinded, 40-week extension trial. The trial met its primary and all secondary endpoints.
•The Lancet published results from Tricida’s successful TRCA-301 Phase 3 clinical trial in March 2019 and the successful TRCA-301E long-term extension trial in June 2019.
•Tricida hired key executives and expanded its Medical Affairs and Commercial organizations to support disease awareness efforts and the potential launch of veverimer in the fourth quarter of 2020.
Upcoming Events and Projected Milestones
•Anticipated CRDAC meeting in the second quarter of 2020.
•Veverimer PDUFA goal date of August 22, 2020.
•Commercial launch of veverimer anticipated in the second half of 2020.

“We are rapidly transforming Tricida into a commercial organization that is preparing to launch veverimer, if approved, as the first and only FDA-approved therapy to treat metabolic acidosis and potentially slow CKD progression,” said Gerrit Klaerner, Ph.D., Tricida’s Chief Executive Officer and President. “We believe there is an urgent need to effectively and safely treat this serious condition. We are working with the FDA to obtain initial approval through the Accelerated Approval Program to market veverimer in the United States.”
Financial Results for the Three and Twelve Months Ended December 31, 2019
Research and development expense was $40.7 million and $22.7 million for the three months ended December 31, 2019 and 2018, respectively, and $133.0 million and $85.6 million for the years ended December 31, 2019 and 2018, respectively. The increases in research and development expense in the three and twelve months ended December 31, 2019 compared to the three and twelve months ended December 31, 2018 were primarily due to increased activities in connection with our veverimer clinical development program, including our VALOR-CKD confirmatory postmarketing trial, scale-up costs related to the optimization of our manufacturing process and increased personnel and related costs.
General and administrative expense was $17.5 million and $6.1 million for the three months ended December 31, 2019 and 2018, respectively, and $45.8 million and $18.0 million for the years ended December 31, 2019 and 2018, respectively. The increases in general and administrative expense in the three and twelve months ended December 31, 2019 compared to the three and twelve months ended December 31, 2018 were primarily due to increased administrative costs supporting the increased activities in connection with our veverimer clinical development program, including pre-commercialization and professional service costs, and increased personnel and related costs.
Net loss was $58.2 million (non-GAAP net loss of $47.3 million) and $27.8 million (non-GAAP net loss of $25.3 million) for the three months ended December 31, 2019 and 2018, respectively, and $176.8 million (non-GAAP net loss of $147.7 million) and $102.8 million (non-GAAP net loss of $96.5 million) for the years ended December 31, 2019 and 2018, respectively. Net loss per basic and diluted share was $1.17 and $0.66 for the three months ended December 31, 2019 and 2018, respectively, and $3.72 and $4.64 for the years ended December 31, 2019 and 2018, respectively.
As of December 31, 2019, cash, cash equivalents and investments were $355.0 million.
Financial Guidance
Tricida estimates cash expenditures of $250 million to $260 million in 2020. Based on its current operating plan and excluding potential revenue of veverimer, if approved, Tricida expects that its cash, cash equivalents and investments as of December 31, 2019 and its anticipated additional borrowing capacity of $90 million under its Hercules debt facility will enable the Company to fund its operations into the second half of 2021.
Today’s Conference Call and Webcast
Tricida will host a conference call today at 4:30 pm Eastern Time to discuss its financial results and business progress. Please access the Tricida Conference Call as follows:

Tricida Fourth Quarter and Full-Year 2019 Conference Call

4:30 pm Eastern Time Today

Webcast:	IR.Tricida.com
Dial-in:	(877) 377-5478
International:	(629) 228-0740
Conference ID:	8894051
A replay of the webcast will be available on the Investor Relations page of Tricida’s website approximately two hours following the completion of the call and will be available for up to 90 days following the presentation.
About Tricida
Tricida, Inc. is a pharmaceutical company focused on the development and commercialization of its drug candidate, veverimer (TRC101), a non-absorbed, orally-administered polymer designed to treat metabolic acidosis in patients with CKD. Metabolic acidosis is a condition commonly caused by CKD that is believed to accelerate the progression of kidney deterioration. It is estimated to pose a health risk to approximately three million patients with CKD in the United States. Tricida is currently conducting its confirmatory postmarketing trial, VALOR-CKD, of veverimer. The Tricida NDA for veverimer has been accepted for review by the FDA through the Accelerated Approval Program. The FDA has assigned a PDUFA goal date of August 22, 2020.
For more information about Tricida, please visit www.Tricida.com.
Cautionary Note on Forward-Looking Statements
This press release includes forward-looking statements, including for example, all of the statements under the heading “Upcoming Events and Projected Milestones” and other statements, including the potential timing for approval or commercial launch of veverimer, the assigned PDUFA goal date of August 22, 2020 and advisory committee meeting, financial guidance, including projected cash expenditures and potential borrowing capacity, and the potential availability of the Accelerated Approval Program, as well as the therapeutic potential of, and potential clinical and commercial development plans for, veverimer. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, among others, that we may not be able to achieve upcoming milestones; the cost, timing and results of clinical trials and other studies; that many drug candidates that have completed Phase 3 trials do not become approved drugs on a timely or cost effective basis, or at all; there can be no assurance that the FDA would approve an NDA through the Accelerated Approval Program, or at all, and even if approval for a drug is obtained, there can be no assurance that it will be adopted in the market or accepted as a benefit to patients and healthcare providers; possible safety and efficacy concerns; and that we completely rely on third-party suppliers and manufacturers for many aspects of our business. These and other factors that may affect our future results of operations are identified and described in more detail in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K. The forward-looking statements contained in this press release reflect Tricida’s current views with respect to future events, and Tricida does not undertake and specifically disclaims any obligation to update any forward-looking statements.

(Financial Tables to Follow)

Tricida, Inc.

Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$18,574	$37,172
Short-term investments	289,424	203,906
Prepaid expenses and other current assets	4,744	3,269
Total current assets	312,742	244,347
Long-term investments	46,980	2,287
Property and equipment, net	2,728	1,215
Operating lease right-of-use assets	9,376	—
Total assets	$371,826	$247,849

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,911	$8,460
Current operating lease liabilities	1,072	—
Accrued expenses and other current liabilities	32,780	6,344
Total current liabilities	39,763	14,804

Term Loan	58,374	38,071
Non-current operating lease liabilities	8,783	—
Other long-term liabilities	1,023	449
Total liabilities	107,943	53,324

Stockholders’ equity:
Preferred stock	—	—
Common stock	50	42
Additional paid-in capital	632,647	386,830
Accumulated other comprehensive income (loss)	193	(153)
Accumulated deficit	(369,007)	(192,194)
Total stockholders’ equity	263,883	194,525
Total liabilities and stockholders’ equity	$371,826	$247,849

Tricida, Inc.

Condensed Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Operating expenses:
Research and development	$40,653	$22,697	$133,028	$85,594
General and administrative	17,463	6,113	45,796	18,001
Total operating expenses	58,116	28,810	178,824	103,595
Loss from operations	(58,116)	(28,810)	(178,824)	(103,595)
Other income (expense), net	1,407	1,937	7,663	3,924
Interest expense	(1,554)	(971)	(5,744)	(3,137)
Loss before income taxes	(58,263)	(27,844)	(176,905)	(102,808)
Income tax benefit	92	—	92	—
Net loss	(58,171)	(27,844)	(176,813)	(102,808)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale investments, net of tax	(293)	(113)	346	(140)
Total comprehensive loss	$(58,464)	$(27,957)	$(176,467)	$(102,948)
Net loss per share, basic and diluted	$(1.17)	$(0.66)	$(3.72)	$(4.64)
Weighted-average number of shares outstanding, basic and diluted	49,620,063	42,081,869	47,521,237	22,146,192

Tricida, Inc.

GAAP to non-GAAP reconciliations
(Unaudited)
(In thousands)
A reconciliation between net loss on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
GAAP net loss, as reported	$(58,171)	$(27,844)	$(176,813)	$(102,808)
Adjustments:
Amortization of operating lease right-of-use assets	318	—	964	—
Stock-based compensation expense	9,415	2,123	25,168	5,152
Amortization of Term Loan discount and issuance costs	609	414	2,173	1,316
Changes in fair value of compound derivative liability and warrants	557	50	816	(188)
Total adjustments	10,899	2,587	29,121	6,280
Non-GAAP net loss	$(47,272)	$(25,257)	$(147,692)	$(96,528)
Use of Non-GAAP Financial Measures
We supplement our financial statements presented on a GAAP basis by providing additional measures which may be considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules. We believe that the disclosure of these non-GAAP financial measures provides our investors with additional information that reflects the amounts and financial basis upon which our management assesses and operates our business. These non-GAAP financial measures are not in accordance with generally accepted accounting principles and should not be viewed in isolation or as a substitute for reported, or GAAP, net loss, and diluted earnings per share, and are not a substitute for, or superior to, measures of financial performance performed in conformity with GAAP.
“Non-GAAP net loss” is not based on any standardized methodology prescribed by GAAP and represent GAAP net loss adjusted to exclude (1) amortization of operating lease right-of-use assets, (2) stock-based compensation expense, (3) Amortization of Term Loan discount and issuance costs and (4) changes in fair value of compound derivative liability and warrants within our reconciliation of our GAAP to Non-GAAP net loss. Non-GAAP financial measures used by Tricida may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

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Contact:
Jackie Cossmon, IRC
Tricida, Inc.
Vice President of Investor Relations and Communications
IR@Tricida.com